TO BUSINESS EDITOR:

                Columbia River Bank Hires Chief Operating Officer

    THE DALLES, Ore., Oct. 3 /PRNewswire-FirstCall/ -- Roger Christensen, President and Chief Executive Officer for Columbia Bancorp (Nasdaq: CBBO), the financial holding company for Columbia River Bank, announced today that Brian L. Devereux has been hired as Executive Vice President and Chief Operating Officer for the bank. "We are excited about the addition of Brian to our executive team. His depth and breadth of knowledge will improve our ability to deliver quality products and services to our customers, shareholders and employees," stated Christensen.

    His duties will include enhancement of the retail support network, continued improvement of the loan document processing systems, and evolvement of new products and services. He will work out of the bank's west-side administration center located in Vancouver, Washington.

    Devereux has spent 17 years in the financial service industry, most recently serving as Vice President of Corporate Loan Services for West Coast Bank. He graduated from the University of Oregon majoring in finance/marketing, and earned a Master of Business Administration degree from the University of Portland.

    ABOUT COLUMBIA BANCORP

    Columbia Bancorp (http://www.columbiabancorp.com) is the financial holding company for Columbia River Bank, which is marking its 30th anniversary in business this year. CRB operates 22 branches located in The Dalles (2), Hood River, Bend (3), Madras, Redmond (2), Pendleton, Hermiston, McMinnville, Lake Oswego, Canby, and Newberg, Oregon, and in Goldendale, White Salmon, Sunnyside, Vancouver, Yakima, Pasco and Richland, Washington. In addition, Columbia River Bank has three limited service branches located in retirement homes, one in Bend, Oregon and two in McMinnville, Oregon. To supplement its community banking services, Columbia River Bank also provides mortgage-lending services through Columbia River Bank Mortgage Team and brokerage services through CRB Financial Services Team.

    FORWARD LOOKING STATEMENTS

    This press release contains various forward-looking statements about plans and anticipated results of operations and financial condition relating to Columbia Bancorp. These statements include statements about Management's present plans and intentions about our strategy, growth, and deployment of resources, and about Management's expectations for future financial performance. Readers can sometimes identify forward-looking statements by the use of prospective language and context, including words like "may", "will", "should", "expect", "anticipate", "estimate", "continue", "plans", "intends", or other similar terminology. Because forward-looking statements are, in part, an attempt to project future events and explain Management's current plans, they are subject to various risks and uncertainties that could cause our actions and our financial and operational results to differ materially from those set forth in such statements. These risks and uncertainties include, without limitation, our ability to estimate accurately the potential for losses inherent in our loan portfolio, economic and other factors that affect the collectibility of our loans, the impact of competition and fluctuations in market interest rates on Columbia's revenues and margins, and our ability to open and generate growth from new branches and to expand in new markets as we expect. Some of the other, risks and uncertainties that we have in the past, or that we may from time to time in the future, detail in our filings with the Securities and Exchange Commission ("SEC"). Information presented in this report is accurate as of the date the report was filed with the SEC, and we cannot undertake to update our forward-looking statements or the factors that may cause us to deviate from them, except as required by law.

SOURCE  Columbia Bancorp
    -0-                             10/03/2007
    /CONTACT: Roger L. Christensen, President and CEO, +1-541-298-6633, rchristensen@columbiabancorp.com, or Greg B. Spear, Vice Chair, CFO, +1-541-298-6612, gspear@columbiabancorp.com, both of Columbia Bancorp/
    /First Call Analyst: /
    /FCMN Contact: /
    /Web site:  http://www.columbiabancorp.com /
    (CBBO)